Exhibit 99.1

CCUR HOLDINGS REPORTS EPS OF $0.39 FOR FIRST QUARTER OF FY2020; GENERATES $537,000 OPERATING CASH FLOW

DULUTH, GA, NOVEMBER 1, 2019 – CCUR Holdings, Inc. (OTCQB: CCUR) today reported net income attributable to its stockholders of $3,406,000, or $0.39 per share, for the first fiscal quarter of 2020. During the prior year period, the Company reported a net loss of $3,000, or $0.00 per share.

Revenue for the quarter increased to $1,731,000 compared to $131,000 during the prior year period. The revenue increase is primarily due to Merchant Cash Advance (MCA) revenue of $1,448,000 compared to zero MCA revenue in the first fiscal quarter of 2019. The Company’s MCA business commenced revenue generation in the second fiscal quarter of 2019. Revenue from interest on loans increased greater than 100% to $283,000. Other interest, dividend and investment income for the period totaled $3,703,000 compared to $688,000 in the year-ago fiscal first quarter.

“Our performance in the quarter reflects the solid execution of our strategic plan,” said Wayne Barr, President and CEO. “The strength of our MCA offering coupled with the continuing track record and performance of our real estate business give us confidence we can build on this progress and achieve our near, short and long-term objectives – enhancing stockholder value by expanding on our MCA business and prudently managing our strong balance sheet.”

General and administrative expenses for the first quarter of fiscal year 2020 increased to $1,029,000 compared to $835,000 and reflected increased salaries from additional personnel and financial performance bonuses accrued for the period. Total operating expenses for the first quarter of fiscal 2020 were $1,680,000 and included sales and marketing expenses of $305,000 as the Company continues to invest in awareness programs for its MCA operations, as well as a $216,000 provision for MCA losses. The Company incurred no sales and marketing expenses in the first quarter of fiscal 2019. Operating cash flow for the first quarter of fiscal 2020 was $537,000.

The Company’s operating income for the first quarter of fiscal 2020 was $51,000 as compared to an operating loss of $704,000 for the first fiscal quarter of fiscal 2019. Total working capital as of September 30, 2019 was $49.4 million as compared with $48.8 million as of June 30, 2019.

About CCUR Holdings, Inc.

CCUR Holdings, Inc. operates MCA and real estate business segments through its subsidiaries Recur Holdings LLC and LM Capital Solutions, LLC and actively pursues other business opportunities to maximize the value of its assets through evaluation of additional operating businesses or assets for acquisition. More information on the Company is available at www.ccurholdings.com.

Forward Looking Statements

Certain statements made or incorporated by reference herein may constitute “forward-looking statements” within the meaning of federal securities laws. When used or incorporated by reference in this report, the words “believes,” “expects,” “estimates,” “anticipates,” and similar expressions are intended to identify forward-looking statements. Statements regarding future events and developments such as future financial performance or returns, as well as expectations, beliefs, plans, estimates or projections relating to the future and current assessments of business opportunities, are forward-looking statements within the meaning of these laws. These statements are based on beliefs and assumptions of CCUR’s management, which are based on currently available information. Except for the historical information contained herein, the matters discussed in this communication may contain forward-looking statements that involve risks and uncertainties that may cause CCUR’s actual results to be materially different from such forward-looking statements and could materially adversely affect its business, financial condition, operating results and cash flows. These risks and uncertainties include, but are not limited to, CCUR’s ability to successfully negotiate, perform due diligence and consummate any additional acquisitions, expected cash and liquidity positions, expected financial performance and revenue streams, market fluctuations in or material financial or regulatory changes impacting the MCA and real estate industry and general business conditions, as well as other risks listed in the Company’s Form 10-K filed on August 28, 2019 and subsequent quarterly reports filed with the Securities and Exchange Commission and risk and uncertainties not presently known to CCUR or that CCUR currently deems immaterial.

CCUR wishes to caution against placing undue reliance on any forward-looking statements, which speak only as of the date on which they were made. CCUR does not undertake any obligation to update forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

(Tables to follow)

Contact:

Michael Polyviou

mpolyviou@evcgroup.com

732-933-2755

CCUR HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Amounts in thousands, except share and per share data)

	September 30, 2019	June 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$8,767	$8,083
Equity securities, fair value	6,991	7,405
Fixed maturity securities, available-for-sale, fair value	22,785	20,393
Current maturities of mortgage and commercial loans receivable	2,418	3,184
Advances receivable, net	7,660	9,389
Prepaid expenses and other current assets	2,256	1,779
Total current assets	50,877	50,233

Land investment	3,527	3,265
Deferred income taxes, net	475	475
Mortgage and commercial loans receivable, net of current maturities	6,460	3,680
Definite-lived intangibles, net	2,791	2,910
Goodwill	1,260	1,260
Other long-term assets, net	608	651
Total assets	$65,998	$62,474

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$702	$660
Contingent consideration, current	750	750
Total current liabilities	1,452	1,410

Long-term liabilities:
Pension liability	3,979	4,136
Contingent consideration, long-term	2,350	2,340
Long-term debt	1,600	1,600
Other long-term liabilities	584	632
Total liabilities	9,965	10,118

Commitments and contingencies

Stockholders' equity:
Shares of common stock, par value $0.01; 14,000,000 authorized; 8,756,156 issued and outstanding at both September 30, 2019, and June 30, 2019	87	87
Capital in excess of par value	208,980	208,881
Non-controlling interest	917	762
Accumulated deficit	(147,389)	(150,795)
Accumulated other comprehensive loss	(6,562)	(6,579)
Total stockholders' equity	56,033	52,356
Total liabilities, non-controlling interest, and stockholders' equity	$65,998	$62,474

CCUR HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended September 30,
	2019	2018
Revenues:
Merchant cash advance fees and other revenue	$1,448	$-
Interest on mortgage and commercial loans	283	131
Total revenues	1,731	131
Operating expenses:
Sales and marketing	305	-
General and administrative	1,029	835
Change in fair value of contingent consideration	10	-
Amortization of purchased intangibles	120	-
Provision for credit losses on advances	216	-
Total operating expenses	1,680	835
Operating income (loss)	51	(704)

Other interest income	2,137	880
Dividend income	21	64
Realized gain on investments, net	1,076	201
Unrealized gain (loss) on equity securities, net	469	(457)
Other (expense) income, net	(20)	15
Income (loss) before income taxes	3,734	(1)

Provision for income taxes	173	2

Net income (loss)	3,561	(3)

Net income attributable to non-controlling interest	(155)	-

Net income (loss) attributable to CCUR Holdings, Inc. stockholders	$3,406	$(3)
Basic and diluted earnings (loss) per share:
Net income attributable to CCUR Holdings, Inc. stockholders	$0.39	$-

Weighted average shares outstanding - basic	8,756,156	9,105,527
Weighted average shares outstanding - diluted	8,809,572	9,105,527

CCUR HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended
	September 30, 2019	June 30, 2019
Revenues:
Merchant cash advance fees and other revenue	$1,448	$1,435
Interest on mortgage and commercial loans	283	411
Total revenues	1,731	1,846
Operating expenses:
Sales and marketing	305	287
General and administrative	1,029	876
Change in fair value of contingent consideration	10	730
Amortization of purchased intangibles	120	126
Provision for credit losses on advances	216	767
Total operating expenses	1,680	2,786
Operating income (loss)	51	(940)

Other interest income	2,137	1,628
Dividend income	21	19
Realized gain (loss) on investments, net	1,076	(259)
Unrealized gain on equity securities, net	469	382
Other expense, net	(20)	(35)
Income before income taxes	3,734	795

Provision for income taxes	173	113

Net income	3,561	682

Net (income) loss attributable to non-controlling interest	(155)	121

Net income attributable to CCUR Holdings, Inc. stockholders	$3,406	$803
Basic and diluted earnings per share:
Net income attributable to CCUR Holdings, Inc. stockholders	$0.39	$0.09

Weighted average shares outstanding - basic	8,756,156	8,768,516
Weighted average shares outstanding - diluted	8,809,572	8,793,809